Exhibit 10.7

EXECUTIVE CHAIRMAN AGREEMENT

THIS EXECUTIVE CHAIRMAN AGREEMENT (the “Agreement”) is made as of the 24th day of June, 2014 (the “Effective Date”) and is by and between HedgePath Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Frank E. O’Donnell. Jr., M.D. (the “Executive Chairman”).

WHEREAS, the Executive Chairman is presently serving in such capacity with the Company and in the capacity of director on the Company’s Board of Directors (the “Board of Directors”);

WHEREAS, as of the Effective Date, the Company and the Executive Chairman mutually desire to memorialize the terms under which the Executive Chairman will continue to serve in such capacity and as a director of the Company; and

WHEREAS, the Company, the Executive Chairman, Nicholas J. Virca, HedgePath LLC, and Mayne Pharma Ventures Pty Ltd, an Australian company ACN 168 896 357 (“Mayne Pharma”), are parties to that certain Equity Holders Agreement dated of even date herewith (the “EHA”) that, among other things, affects the parties’ employment relationship and contains certain conditions and limitations on the Executive Chairman’s right to purchase a portion of the Company’s capital stock.

NOW, THEREFORE, in consideration for the above recited promises and the mutual promises, agreements and covenants of the Company and the Executive Chairman contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive Chairman hereby agree as follows:

1. DUTIES AND EFFORT. The Company requires that the Executive Chairman be available to perform the duties of Executive Chairman customarily related to this function, including (a) acting as chairman of Board of Director’s and stockholder meetings, (b) acting as a liaison between the Company’s senior management and the Board of Directors and its committees, (c) advising the Company’s senior management on matters of Company operations and (d) otherwise performing the duties of Chairman of the Board, as well as such other customary duties the as may be determined and assigned by the Board of Directors and as may be required by the Company’s governing instruments, including its certificate of incorporation, bylaws and its corporate governance charters, each as amended or modified from time to time, and by applicable law, rule or regulation, including, without limitation, the Delaware General Corporation Law (the “DGCL”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and any exchange or quotation system on which the Company’s securities may be traded from time to time. The Executive Chairman agrees to devote such time as is reasonably and customarily necessary to perform completely his duties to the Company; provided that the Executive Chairman shall spend no less than twenty-five percent (25%) of his business time and attention on the affairs of the Company. The Executive Chairman will perform such duties described herein in accordance with the general fiduciary duty of executive officers and directors arising under the DGCL.

2. TERM. The term of this Agreement shall commence as of the Effective Date and shall continue until the date that the Executive Chairman is no longer serving as a member of the Board of Directors (as the same may be renewed with the approval of the Board of Directors and the Company’s stockholders), or upon his earlier death, incapacity, removal or resignation.

3. NO EMPLOYMENT RELATIONSHIP. This Agreement is not intended to create an employment relationship between the parties. Rather, it is their intention that the Executive Chairman shall be an independent contractor of the Company. The Executive Chairman shall be solely responsible for the payment or withholding of all federal, state, or local income taxes, social security taxes, unemployment taxes, and any and all other taxes relating to the compensation he earns under this Agreement. The Executive Chairman shall indemnify and hold the Company harmless from any taxes, penalties, attorney’s fees, and costs incurred by the Company arising out of a breach by the Executive Chairman of the foregoing sentence. The Executive Chairman shall not be eligible to participate in any of the Company’s employee benefit plans.

4. COMPENSATION; EQUITY RESTRICTIONS.

(a) For services to be rendered by the Executive Chairman in any capacity hereunder, the Company agrees to pay the Executive Chairman the following compensation:

(i) a cash fee of $43,200 per annum, payable in accordance with prevailing Company policies for officers; provided, however, that such cash fee will automatically increase, on a prospective basis, to $72,000 per annum upon the closing of the Follow On Offering (as defined in the EHA).

(ii) an annual bonus (based on the Company’s fiscal year) in cash and/or in securities of the Company and/or otherwise. Such bonus, if any, shall be in an amount up to 50% of the Executive Chairman’s then-annual fee based on the achievement of such criteria as shall be approved by the Board of Directors or a designated committee thereof; provided, however, that the Executive Chairman must be engaged as the Company’s Executive Chairman on the last day of the fiscal year in question to be eligible to earn such a bonus.

(b) The compensation of the Executive Chairman (including any participation in the Company’s equity incentive plan) may be adjusted from time to time as agreed by the parties or as determined by the Compensation or other similar committee of the Board of Directors; provided, however, that the Executive Chairman’s participation in the Company’s equity incentive plan shall be subject to the terms of the EHA.

5. EXPENSES. In addition to the compensation provided in Section 3 hereof, the Company will reimburse the Executive Chairman for pre-approved reasonable business related expenses incurred in good faith in the performance of the Executive Chairman’s duties for the Company. Such payments shall be made by the Company in accordance with its normal policies for senior executives of the Company.

6. RESTRICTIONS RESPECTING CONFIDENTIAL INFORMATION, NON-COMPETITION, ETC.

(a) The Executive Chairman acknowledges and agrees that by virtue of his involvement with the business and affairs of the Company, he has developed and will continue to develop substantial expertise and knowledge with respect to all aspects of the business, affairs and operations of the Company and has had access to and will continue to have access to all significant aspects of the business and operations of the Company and to confidential and proprietary information of the Company. As such, the Executive Chairman acknowledges and agrees that the Company will be damaged if he were to breach or threaten to breach any of the provisions of this Section 6 or if he were to disclose or make unauthorized use of any confidential and proprietary information of the Company or otherwise engage in the activities prohibited by this Section 6. Accordingly, the Executive Chairman expressly acknowledges and agrees that he is knowingly and voluntarily entering into this Agreement, and that the terms, provisions and conditions of this Section 6 are fair and reasonable and necessary to adequately protect the Company and its business.

(b) Concurrently with the execution of this Agreement, the Executive Chairman shall execute the Company’s standard form of Confidentiality and Intellectual Property Agreement (the “Confidentiality Agreement”), the terms and provisions of which are incorporated herein by reference as binding and operative provisions of this Agreement.

(c) During the term of this Agreement and for one (1) year after the termination of this Agreement for any reason, the Executive Chairman shall not, directly or indirectly, anywhere within the United States, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become materially interested in (whether as an owner, stockholder, lender, executive, employee, officer or director) any business (other than the Company) which is in the business of (i) utilizing pharmaceutical compounds to impact the hedgehog signaling pathway as a means of treating cancer in humans and/or (ii) utilizing pharmaceutical compounds containing itraconazole as the primary active ingredient as a means of treating cancer in humans (the “Business”), or, directly or indirectly, induce or influence any person that has a business relationship with the Company or any of its subsidiaries or affiliates relating to the Business to discontinue or reduce the extent of such relationship. For purposes of this Agreement, the Executive Chairman shall be deemed to be directly or indirectly interested in a business if he is engaged or interested in that business as an owner, stockholder, lender, executive, employee, officer or director, but not if the Executive Chairman’s interest is limited solely to the ownership of not more than 4.99% of the securities of any class of equity securities of a corporation or other entity whose shares are listed or admitted to trade on a national securities exchange or are quoted on the Over the Counter Bulletin Board or similar public trading system.

(d) During the term of this Agreement, the Executive Chairman shall not, either directly or indirectly, whether on his own behalf or on behalf of any other individual or entity (other than the Company), solicit or attempt to solicit any client or actively sought prospective client of the Company for the purpose of providing such client or actively sought prospective client a product that is competitive with a product then offered or under development by the Company. For one (1) year after the termination of this Agreement for any reason, Executive will not, either directly or indirectly, whether on his own behalf or on behalf of any other individual or entity, solicit or attempt to solicit any client or actively sought prospective client of the Company with whom the Executive Chairman had Material Contact during the term of this Agreement for the purpose of providing such client or actively sought prospective client a product that is competitive with a product offered or under development by the Company as of the termination of this Agreement. For purposes of this Section 6(d), the Executive Chairman will be deemed to have had “Material Contact” with a client or actively sought prospective client of the Company if the Executive Chairman (i) dealt directly with the client or actively sought prospective client on behalf of the Company; (ii) coordinated or supervised the Company’s dealings with the client or actively sought prospective client; (iii) obtained confidential information about the client or actively sought prospective client as a result of this Agreement; or (iv) received compensation resulting directly from the Company’s sale of products to the client or actively sought prospective client.

(e) During the term of this Agreement and for one (1) year after the termination of this Agreement for any reason, the Executive Chairman shall not, directly or indirectly, solicit to employ, or employ for himself or others, any employee of the Company, or any subsidiary or affiliate of the Company, who was an officer, director or employee of, or consultant or advisor to, the Company, or any subsidiary or affiliate of the Company, as of the date of the termination of this Agreement or during the preceding six (6) month period, or solicit any such person to leave such person’s position or join the employ of, or act in a similar capacity with, another, then or at a later time.

(f) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

(g) Because the breach or any threatened breach of any of the provisions of this Section 6 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, the Executive Chairman expressly agrees that the Company shall be entitled, in addition to all other rights and remedies available to it at law, in equity or otherwise, to a decree of specific performance of the restrictive covenants contained in this Section 6 and further to a temporary and permanent injunction enjoining such breach or threatened breach, in each case without the necessity of proving damages and without the necessity of posting bond or other security.

(h) In the event the Executive Chairman challenges this Agreement and an injunction or other relief is issued staying the implementation of any of the restrictions imposed by Section 6 hereof, the time remaining on the restrictions shall be tolled until the challenge is resolved by final adjudication, settlement or otherwise.

(i) The Executive Chairman acknowledges that the type and periods of restriction imposed by this Section 6 are fair and reasonable and are reasonably required for the protection of the legitimate interests of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and are given as an integral part of the transactions contemplated hereby. If any of the covenants in this Section 6, or any part hereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants herein, which shall be given full effect, without regard to the invalid portions. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be judicially modified so as to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

7. TERMINATION. With or without cause, the Company and the Executive Chairman may each terminate this Agreement at any time upon 60 days’ written notice, and the Company shall be obligated to pay to the Executive Chairman the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the Board of Directors or stockholders of the Company from removing the Executive Chairman as permitted under the Company’s certificate of incorporation, bylaws and its corporate governance, each as amended or modified from time to time, pursuant to the EHA, and by applicable law, rule or regulation, including, without limitation, the DGCL.

8. INDEMNIFICATION. The Company shall indemnify the Executive Chairman in his capacity as an officer and director of the Company to the fullest extent permitted by applicable law against all debts, judgments, costs, charges or expenses incurred or sustained by the Executive Chairman in connection with any action, suit or proceeding to which the Executive Chairman may be made a party by reason of his being or having been an officer or director of the Company, or because of actions taken by the Executive Chairman which were believed by the Executive Chairman to be in the best interests of the Company, and the Executive Chairman shall be entitled to be covered by any directors’ and officers’ liability insurance policies which the Company may maintain for the benefit of its directors and officers, subject to the limitations of any such policies. The Company shall have the right to assume, with legal counsel of its choice, the defense of Executive in any such action, suit or proceeding for which the Company is providing indemnification to the Executive Chairman. Should the Executive Chairman determine to employ separate legal counsel in any such action, suit or proceeding, any costs and expenses of such separate legal counsel shall be the sole responsibility of the Executive Chairman. If the Company does not assume the defense of any such action, suit or other proceeding, the Company shall, upon request of the Executive Chairman, promptly advance or pay any amount for costs or expenses (including, without limitation, the reasonable legal fees and expenses of counsel retained by the Executive Chairman) incurred by the Executive Chairman in connection with any such action, suit or proceeding. The Company shall not be obligated to indemnify the Executive Chairman against any actions that constitute, in the reasonable discretion of the Board of Directors, an act of gross negligence or willful misconduct or contrary to the general indemnification provisions of the DGCL or the Company’s certificate of incorporation or bylaws.

9. AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Executive Chairman or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided, however, that any such amendment or waiver shall be unanimously approved by the Board of Directors. No waiver of any breach with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

10. NOTICES. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided on the signature page hereto or such other contact information as the parties may have duly provided by notice.

11. GOVERNING LAW; EXCLUSIVE FORUM. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Delaware without reference to that state’s conflicts of laws principles. Any legal action involving the validity, interpretation, or breach of the terms of this Agreement shall be brought exclusively in the courts of the State of Florida located in Hillsborough County (or, if appropriate, the federal courts within the Middle District of Florida, seated in Hillsborough County). The parties hereby submit to the exclusive jurisdiction and venue of such courts, and they hereby irrevocably waive, to the fullest extent permitted by law, any objection they may now or hereafter have to the personal jurisdiction or venue of such courts or to any claim of inconvenient forum.

12. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Executive Chairman under this Agreement are personal and therefore the Executive Chairman may not assign or delegate any right or duty under this Agreement without the prior written consent of the Company.

13. HEADINGS; CONSTRUCTION. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

15. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

16. ENTIRE AGREEMENT. This Agreement (together with the Confidentiality Agreement and the EHA) contains the entire understanding and agreement of the parties, and supersedes any and all other prior and/or contemporaneous understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, all of which are merged herein. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein (or in the Confidentiality Agreement or the EHA), and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding (except those in the Confidentiality Agreement and the EHA).

17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Executive Chairman Agreement to be duly executed and signed as of the day and year first above written.

HEDGEPATH PHARMACEUTICALS, INC.

By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and Chief Executive Officer

Contact Information:

324 South Hyde Park Avenue
Tampa FL 33606
Attention: President
Fax Number: (813) 258-6912

/s/ Frank E. O’Donnell, Jr.
Frank E. O’Donnell, Jr.

Contact Information:

324 South Hyde Park Avenue
Tampa FL 33606
Fax Number: (813) 436-8384